Exhibit 99

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER  OF IKON OFFICE SOLUTIONS, INC. PURSUANT TO 18 U.S.C. SECTION 1350

We certify that, to the best of our knowledge and belief, the Annual Report on Form 10-K of IKON Office Solutions, Inc. for the fiscal year end September 30, 2002:

1)    complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Office Solutions, Inc.

Dated: December 30, 2002

/s/ MATTHEW J. ESPE

Matthew J. Espe
President and Chief Executive Officer

/s/ WILLIAM S. URKIEL

William S. Urkiel
Senior Vice President and Chief Financial Officer